UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2005


                            ICONIX BRAND GROUP, INC.
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             (Exact name of registrant as specified in its charter)


         Delaware                         0-10593                11-2481093
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(State or Other Jurisdiction            (Commission             (IRS Employer
     of Incorporation)                  File Number)         Identification No.)


        215 West 40th Street, New York, NY                     10018
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     (Address of Principal Executive Offices)                (Zip Code)


Registrant's telephone number, including area code   (212) 730-0030


                                 Candie's, Inc.
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          (Former Name or Former Address, if Changed Since Last Report)


      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Definitive Material Agreement
Item 2.01   Completion of Acquisition or Disposition of Assets
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 3.02   Unregistered Sales of Equity Securities

      On July 22, 2005 (the "Closing Date"), Iconix Brand Group, Inc., a Delaware Corporation ("Registrant"), entered into an Asset Purchase Agreement (the "Purchase Agreement") by and among Registrant, Joe Boxer Company, LLC, a Delaware limited liability company, Joe Boxer Licensing, LLC, a Delaware limited liability company, JBC Canada Holdings, LLC, a Delaware limited liability company, Joe Boxer Canada, LP, a Delaware limited partnership (collectively, the "Sellers"), and William Sweedler, David Sweedler, Alan Rummelsburg, Joseph Sweedler and Arnold Suresky.

      Pursuant to the terms of the Purchase Agreement, Registrant purchased from the Sellers substantially all of the Sellers' assets (the "Assets"), including all of the trademarks and copyrights relating to the JOE BOXER(R) brand. The purchase price for the Assets was paid by the following consideration: (i) Forty Million Dollars ($40,000,000) in cash, (ii) the issuance of 4,350,000 restricted shares of Registrant's common stock, $0.001 par value per share ("Common Stock"), (the "Shares") and (iii) the assumption of approximately Eleven Million Dollars ($11,000,000) of existing debt of Sellers. The Shares were issued without registration under the Securities Act of 1933, as amended (the "Act"), in reliance upon the exemptions from registration provided under 4(2) of the Act and Regulation D promulgated thereunder. The issuance of the Shares did not involve any public offering; the Registrant made no solicitation in connection with the issuance of the Shares other than communications with the Sellers; the Registrant obtained representations from the Sellers regarding their investment intent, experience and sophistication; the Sellers either received or had access to adequate information about the Registrant in order to make informed investment decisions; the Registrant reasonably believed that the Sellers were sophisticated within the meaning of Section 4(2) of the Act; and the certificates representing the Shares were issued with restricted securities legends.

      The Registrant has entered into an employment agreement effective July 22, 2005 with William Sweedler pursuant to which Mr. Sweedler is employed as an Executive Vice President of the Registrant and President of its Joe Boxer division. The employment agreement provides that Mr. Sweedler will be employed by the Registrant for a four year term subject to earlier termination as specified in the agreement. The employment agreement also provides for Mr. Sweedler to receive an annual base salary of $400,000 and additional salary of $50,000 for the first year of his employment term, an annual base salary of $450,000 during the second year of his employment term, $500,000 for the third year and $550,000 for the fourth year of his employment term. In addition, the agreement provides for Mr. Sweedler to receive a percentage of revenue based royalty bonuses if the annual revenues generated by the Joe Boxer division exceed certain specified amounts for the periods indicated in his employment agreement. The employment agreement provides that Mr. Sweedler will receive an amount equal to $100 less than three times his annual compensation in the event that within twelve months of a "Change of Control," as defined in the employment agreement, Mr. Sweedler is terminated by the Registrant without "Cause" or if Mr. Sweedler terminates his agreement for "Good Reason" (with one exception), as such terms are defined in the employment agreement. Pursuant to the employment agreement, Mr. Sweedler was granted a ten-year option to purchase 1,425,000 shares of Common Stock at $8.81 per share, of which 225,000 shares vested immediately and 1.2 million shares will vest only if the Joe Boxer division meets certain revenues goals.

      In addition, Registrant agreed to file a registration statement (the "Registration Statement") within 30 days of the Closing Date covering the resale of at least fifty percent (50%) of the Shares, and to use its best efforts to cause the Registration Statement to be declared effective by the Securities and Exchange Commission as soon as practicable following the filing thereof.


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

      The financing for the purchase of the Assets was accomplished through the private placement by IP Holdings LLC, a special purpose entity in which Registrant has a 25% membership interest ("IP Holdings"), of $63 million aggregate principal amount of 8.45% IP Holdings Asset-Backed Notes (the "Notes") secured by the Assets as well as by other intellectual property assets owned by IP Holdings. The Notes were issued pursuant to a Second Amended and Restated Indenture, dated as of the Closing Date, between IP Holdings and Wilmington Trust Company, as trustee ( the "Indenture"), and were purchased by Mica Funding, LLC pursuant to a Note Purchase Agreement dated as of the Closing Date among Registrant, IP Holdings, and Mica Funding, LLC (the "Note Purchase Agreement"). The proceeds of the issuance of the Notes were used to refinance approximately $17.5 million aggregate principal amount of notes previously issued by IP Holdings and to pay to Registrant a portion of the consideration for the purchase of the Assets by IP Holdings from Registrant. The balance of such purchase price was paid by the issuance to Registrant of a 25% membership interest in IP Holdings. The payment of the principal of and interest on the Notes will be made from amounts received by IP Holdings under license agreements with various licensees of the Assets and IP Holdings' other intellectual property assets. Registrant is not obligated, and Registrant's assets are not available, to pay any amounts with respect to the Notes if amounts received under such license agreements are insufficient to make such payments. IP Holdings' assets are not available to pay any obligations of Registrant.

      The description described in this report does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 2.1 to this report and incorporated herein by reference. The Purchase Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Registrant. The Purchase Agreement, the Indenture and Note Purchase Agreement each contain representations and warranties the parties thereto made to and solely for the benefit of the other parties thereto. Accordingly, investors and security holders should not rely on the representations and warrants as characterizations of the actual state of facts, since they were only made as of the date of such agreements. In addition, the Purchase Agreement is modified by the underlying disclosure schedules. Moreover, information concerning the subject matter of the representations and warranties may change after the date of such agreements. Agreement, which subsequent information may or may not be fully reflected in Registrant's public disclosures.

Item 9.01   Financial Statements and Exhibits.

(a)   Financial Statements of the Business Acquired.

      It is impracticable to provide the required financial statements of Sellers at this time. The required financial statements will be filed under cover of Form 8-K/A within 71 calendar days of the date this Form 8-K was required to be filed.

(b)   Pro Forma Financial Information.

      It is impracticable to provide the required pro forma financial information as a result of the acquisition at this time. The required pro forma financial information will be filed under cover of Form 8-K/A within 71 calendar days of the date this Form 8-K was required to be filed.

(c)   Exhibits.

Exhibit 2.1* -    Asset  Purchase  Agreement  dated  July 22,  2005 by and among
                  Registrant,  Joe Boxer Company, LLC, Joe Boxer Licensing, LLC,
                  JBC Canada  Holdings,  LLC, Joe Boxer Canada,  LP, and William
                  Sweedler, David Sweedler, Alan Rummelsburg, Joseph Sweedler and Arnold Suresky.

Exhibit 4.1 -     Second Amended and Restated Indenture dated as of July 1, 2005 by and among IP Holdings LLC, as issuer,  and Wilmington Trust
                  Company, as Trustee.

Exhibit 99.1 -    Note Purchase  Agreement by and among IP Holdings LLC,  Iconix
                  Brand Group, Inc. and Mica Funding, LLC, dated July 22, 2005.

*The  Registrant has omitted  certain  schedules and exhibits in accordance with
Item 601(b)(2) of Regulation S-K and shall furnish the omitted schedules and exhibits to the Commission upon request.


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

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       ICONIX BRAND GROUP, INC.
                                       (Registrant)


                                       By: /s/ Neil Cole
                                           -------------------------------------
                                           Neil Cole
                                           President and Chief Executive Officer

Date: July 28, 2005


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